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                                                                   EXHIBIT 10.13

                         MAXIM INTEGRATED PRODUCTS, INC.
                   SUPPLEMENTAL NONEMPLOYEE STOCK OPTION PLAN


                            Adopted October 20, 1983

             As Amended by the Board of Directors on August 14, 1986
                Approved by the Shareholders on October 19, 1987

  As Further Amended by the Board of Directors on January 29 and April 22, 1988

         As Further Amended by the Board of Directors on August 9, 1990

           As Further Amended by the Board of Directors on May 8, 1991

         As Further Amended by the Board of Directors on August 13, 1992

         As Further Amended by the Board of Directors on August 25, 1993

                  As Further Amended by the Board of Directors on February 17, 1994, March 23, 1994, April 21, 1994, and May 12, 1994

         As Further Amended by the Board of Directors on August 10, 1995

          As Further Amended by the Board of Directors on May 14, 1998



1.       PURPOSE

         (a) The purpose of the Plan is to provide a means by which selected consultants, advisors, independent contractors, vendors, customers and other persons (which term shall include, for purposes of this Plan, individuals, partnerships, corporations and other entities) having a past, current or prospective business relationship with Maxim Integrated Products, Inc., a Delaware corporation (the Company"), or any of its affiliates, as defined in subparagraph 1(b), may be given an opportunity to purchase stock of the Company. The Company, by means of the Plan, seeks to secure, retain and enhance the benefits of relationships with such persons.

         (b) The word "affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Section 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

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2.       ADMINISTRATION

         (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

         (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                  (1) To determine from time to time which of the persons eligible under the Plan shall be granted options; when, how and for what price, if any, the option shall be granted; the provisions of each option granted (which need not be identical), including the time or times during the term of each option within which all or portions of such option may be exercised; and the number of shares for which an option shall be granted to each such person.

                  (2) To construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                  (3) To amend the Plan as provided in paragraph 10.

                  (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

         (c) The Board may delegate administration of the Plan to a committee of the Board. If administration is delegated to a committee, the committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the committee at any time and revest in the Board the administration of the Plan.

3.       SHARES SUBJECT TO THE PLAN

         (a) Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate ninety-one million one hundred and twenty thousand (91,120,000) shares [adjusted to reflect all stock dividends through December 5, 1997] of the Company's Common Stock; provided, however, that such aggregate number of shares shall be reduced to reflect the number



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of shares of the Company's common stock which has been sold under, or may be sold pursuant to outstanding options granted under, the Company's Incentive Stock Option Plan, 1987 Employee Stock Participation Plan and 1987 Supplemental Stock Option Plan to the same extent as if such sales had been made or options had been granted pursuant to this Plan. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan. In addition, if options granted under the Plan are exercised in accordance with the option prior to the full vesting thereof, and shares of the stock so acquired are thereafter repurchased by the Company in accordance with the terms of such option, the stock so repurchased shall again become available for the Plan.

         (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.       ELIGIBILITY

         Options may be granted to any person having a past, current or prospective business relationship with the Company or any of its affiliates as to whom the Board or the committee has determined that providing such person an opportunity for an equity interest in the Company is likely to be beneficial to the Company or any of its affiliates. Eligible persons may include, without limiting the generality of the foregoing, consultants, advisors, independent contractors, suppliers and customers. Persons eligible under this Plan shall not include (a) any person who is an employee of the Company or any of its affiliates at the time of grant (but such person's subsequently becoming an employee of the Company or an affiliate during the term of the option shall not affect the option, and the exercisability of an option may be conditioned upon an optionee's becoming and/or remaining an employee of the Company or an affiliate), (b) any director of the Company, or (c) any person in which or whom any director of the Company has any material financial interest. It shall be a condition precedent to the effectiveness of any option grant hereunder that the prospective optionee shall certify (A) as to what, if any, material financial interest in such optionee is held by any director or officer of the Company and
(B) that the grantee has made whatever disclosures as to the option grant and effected all other compliances that may be required by him by law or by his employer, partners or other persons to whom he may owe a duty of disclosure as to the option grant.

5.       OPTION PROVISIONS

         Each option shall be in such form and shall contain such terms and conditions as the Board or the committee shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:

         (a) The price to be paid upon acquisition of the option, provided that such price may



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be equal to zero. Any such acquisition price shall be paid in cash or in any other form of legal consideration that may be acceptable to the Board or the committee in their discretion.

         (b) The term of any option shall not be greater than ten (10) years from the date it was granted.

         (c) The exercise price of each option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted.

         (d) The purchase price of stock acquired pursuant to an option shall be paid, as specified in the option, either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Board or the committee, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the option is granted or to whom the option is transferred pursuant to subparagraph 5(e), or (C) in any other form of legal consideration that may be acceptable to the Board or the committee in their discretion, either at the time of grant or exercise of the option.

         In the case of any deferred payment arrangement specified at the time of grant, an interest rate shall be stated which is not less than the rate then specified which will prevent any imputation of higher interest under Section 483 of the Code.

         (e) Except as may be permitted by the Board or the Committee either in individual cases or by general rule or policy, an option shall not be transferable except by will or by the laws of descent and distribution or, as to a person other than an individual, in connection with a merger or a sale or transfer of all or substantially all the assets of the optionee.

         (f) The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the option may be exercised with respect to some or all of the shares allotted to that period, and/or with respect to some or all of the shares allotted to any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option. The provisions of this subparagraph 5(f) are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

         (g) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 5(e), as a condition of exercising any such option: (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative who has such



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knowledge and experience in financial and business matters that he is capable of evaluating, alone or together with the optionee, the merits and risks of exercising the option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement is not required in the circumstances under the then applicable federal securities laws.

         (h) In connection with each option granted pursuant to this Plan, at any time when the Company could have any withholding obligation (whether for Federal, state, local or foreign income, disability, Medicare, employment or other taxes or otherwise) as a result of exercise of an option, the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise, or the disposition of shares acquired upon such exercise, the Company shall have no obligation to permit exercise of such option or to issue any shares upon exercise of the option unless and until either the exercise of the option is accompanied by sufficient payment, as determined by the Company in its absolute discretion, to meet those withholding obligations on such exercise, lapse or disposition or other arrangements are made that are satisfactory to the Company in its absolute discretion to provide otherwise for such payment. The Company shall have no liability to any optionee or transferee for exercising the foregoing right not to permit exercise or issue shares.

6.       COVENANTS OF THE COMPANY

         (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan or any stock issued or issuable pursuant to any such option. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options unless and until such authority is obtained.



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7.       USE OF PROCEEDS FROM STOCK

         Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

8.       MISCELLANEOUS

         (a) The Board or the committee shall have the power to accelerate the time during which an option may be exercised, notwithstanding the provisions in the option stating the time during which it may be exercised.

         (b) Neither an optionee nor any person to whom an option is transferred under subparagraph 5(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

9.       ADJUSTMENTS UPON CHANGES IN STOCK

         (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Board may make appropriate adjustments in the maximum number of shares subject to the Plan and the number of shares and price per share of stock subject to outstanding options.

         (b) In the event of: (1) a dissolution or liquidation of the Company;
(2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, any outstanding options under the Plan shall terminate, unless another corporation assumes such options or substitutes similar options for those under the Plan or the Board determines in its sole discretion that such options shall continue in full force and effect.

10.      AMENDMENT OF THE PLAN

         (a) The Board at any time, and from time to time, may amend the Plan.

         (b) Rights and obligations under any option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom the option was granted.



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11.      TERMINATION OR SUSPENSION OF THE PLAN

         (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on August 12, 2002. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

12.      EFFECTIVE DATE OF PLAN

         The Plan as amended and restated herein shall become effective as determined by the Board.

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